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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 21, 1996
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                           AVITAR, INC.
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          (Exact name of registrant as specified in its charter)


        Delaware              0-20316              06-1174053
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(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  35 Thorpe Avenue, Suite 101, Wallingford, CT       06492
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   (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (203) 265-3594
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ITEM 5. Other Events.

Reduced Price for Certain Warrants

     Effective October 21, 1996, the Board of Directors of Avitar, Inc. (formerly known as Managed Health Benefits Corporation and referred to herein as the "Company") unanimously authorized a discount offer to holders of certain outstanding warrants with exercise prices below recent market prices. The discount prices were calculated by applying to the current exercise prices a discount rate of 12% over the remaining term of the warrants. The current exercise prices range from $0.50 to $0.65 per share and the reduced prices range from $0.36 to $0.53 per share. This offer will expire at 5:00 P.M. on November
15, 1996 unless extended by the Company.

     In view of current working capital requirements for the Company, the above-described offer was designed to encourage prompt exercise of these outstanding warrants. If all such warrants are exercised, the Company will issue an additional 1,997,500 shares of Common Stock and will receive the proceeds of approximately $790,000. There is no assurance that any or all of the warrants will be exercised. However, two directors and affiliates, who collectively hold 577,500 warrants subject to the above-described offer, intend to arrange the exercise of their warrants pursuant to the offer.


Proposed Rights Offering; Extension of Redeemable Warrants

     The Board of Directors also unanimously approved in principle a planned rights offering to its shareholders and holders of its Redeemable Warrants. Provided the Redeemable Warrants remain substantially unexercised, the Company intends to offer the rights to purchase shares of common stock at an appropriate discount from market value as of a certain date.

     In connection with the proposed rights offering, the Company has extended the expiration date of the Redeemable Warrants from November 30, 1996 to the earlier of the commencement of the rights offering or February 28, 1997.

     To the extent that the rights to purchase shares are not exercised, the shareholdeders and holders of Redeemable Warrants will have the right to purchase the remaining shares offered. If the offering is oversubscribed, shares will be allocated pro rata to the purchasers. However, the Company has not yet determined the number of rights per share or per Redeemable Warrant that will be issued, the offering price of the shares or the aggregate number of shares to be offered.


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                        SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AVITAR, INC.
                                       (Registrant)

Date: October 21, 1996            By: J.C. LEATHERMAN, JR.
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                                      J.C. LEATHERMAN, JR.,
                                      Chief Financial Officer